                                 EXHIBIT 99.6


                      Power of Attorney and Resolutions
                        Authorizing Power of Attorney

                                                                    EXHIBIT 99.6


                                 EQUIFAX INC.


                            REGISTRATION STATEMENT



                              POWER OF ATTORNEY



            Equifax Inc., a Georgia corporation (the "Corporation"), hereby constitutes and appoints Thomas H. Magis and Ralph F. Haygood, and any of them, with full power of substitution and resubstitution, as attorneys or attorney of the Corporation, to sign and file under the Securities Exchange Act of 1934, as amended, a Registration Statement relating to the registration of that number of Common Stock Purchase Rights to be issued to the Corporation's shareholders pursuant to action taken by the Board of Directors of the Corporation on October 25, 1995, and any and all amendments and exhibits thereto and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such registration, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, hereby ratifying, confirming and approving the acts of said attorneys and any of them and any such substitutes.

                  EXECUTED this first day of November, 1995.


                                   EQUIFAX INC.

                                   By /s/ C.B. Rogers, Jr.
                                      ------------------------------------------
                                      C.B. Rogers, Jr.
                                      Chairman and Chief Executive Officer


ATTEST /s/ Thomas H. Magis
       -----------------------------------
       Thomas H. Magis
       Secretary

                           SECRETARY'S CERTIFICATE


      The undersigned, Thomas H. Magis, hereby certifies that he is the Secretary of Equifax Inc. (the "Corporation") and that, as such, he is authorized to deliver this Certificate on behalf of the Corporation and further certifies that attached hereto is a true and complete copy of a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on October 25, 1995.



                                      /s/ Thomas H. Magis
                                      -----------------------------------------
                                      Thomas H. Magis
                                      Secretary


Dated: November 1, 1995
       ----------------

      RESOLVED, that the Chairman of the Board, the President, any Vice President and the Secretary of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute a power or powers of attorney appointing Thomas H. Magis and Ralph F. Haygood, and any of them, with full power of substitution and resubstitution, as attorneys or attorney of the Corporation, to sign and file a registration statement or registration statements relating to the registration of the Rights, Commons Shares or other securities issuable upon the exercise of Rights, or any or all thereof, under the Securities Act and to sign and file a registration statement relating to the registration of the Rights, Common Shares or other securities issuable upon the exercise of Rights, or any or all thereof, under the Exchange Act, and any and all amendments and exhibits to each such registration statement, and any and all applications or other documents to be filed with the Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, and which powers of attorney shall ratify, confirm and approve the acts of said attorneys and any of them and any such substitutes related thereto.